EXHIBIT 10.4

FIRST AMENDMENT TO 2016 EQUITY INCENTIVE PLAN

(AS ADOPTED AND EFFECTIVE THE BOARD OF DIRECTORS ON April 27, 2021)

(APPROVED BY SHAREHOLDERS APRIL 29, 2021)

This First Amendment to THE 2016 Equity Incentive Plan is dated as of April 29, 2021 (the "Amendment") to comply with the voting results of Proposal Number 2 from the Annual Meeting of Stockholders of GBank Financial Holdings, Inc., a Nevada corporation (the "Company") held on April 29, 2021 held virtually for the health and well-being of the shareholders, directors, officers and employees of the Company (the "Plan").

l. Section 4.1. Section 4.1 of the Plan is hereby amended to change the number of shares authorized under the Plan from 250,000 shares to 500,000 shares.

2. Reference to Plan. After the date of this Amendment, any reference to the Plan shall mean the Plan as amended by this Amendment.

3. Full Force and Effect. Except as expressly modified by this Amendment, the Plan is unmodified and this Amendment shall not impair the full force and effect of the Plan.

4. Conflicts. To the extent that any of the terms herein conflict with the Plan, this Amendment shall control

IN WITNESS WHEREOF, the undersigned the duly elected and appointed secretary of the Company has executed this Amendment as of the date written above and direct that it be filed with the corporate records of the Company.

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Michael C. Voinovich, Secretary